EXHIBIT 21





                             FIRSTENERGY CORP.

                  LIST OF SUBSIDIARIES OF THE REGISTRANT
                           AT DECEMBER 31, 2000


Ohio Edison Company - Incorporated in Ohio

The Cleveland Electric Illuminating Company - Incorporated in Ohio

The Toledo Edison Company - Incorporated in Ohio

Centerior Service Company - Incorporated in Ohio

FirstEnergy Properties Company - Incorporated in Ohio

FirstEnergy Ventures Corporation - Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC - Incorporated in Ohio

FirstEnergy Securities Transfer Company - Incorporated in Ohio

FirstEnergy Services Corp. - Incorporated in Ohio

MARBEL Energy Corporation - Incorporated in Ohio

FirstEnergy Nuclear Operating Company - Incorporated in Ohio

FirstEnergy Holdings, LLC - Incorporated in Ohio

FE Acquisition Corp. - Incorporated in Ohio

American Transmission Systems, Inc. - Incorporated in Ohio

FELHC, Inc. - Incorporated in Ohio


                        Statement of Differences
                        ------------------------

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2000, is not included in the printed document.